EIGHTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS EIGHTH AMENDMENT dated as of October 1, 2017, to the Fund Accounting Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011, February 14, 2012, February 21, 2013, September 1, 2014, February 25, 2015, November 13, 2015 and November 2, 2016 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the GERSTEIN FISHER FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ John P. Buckel	By: /s/ Anita M. Zagrodnik
Printed Name: John P. Buckel	Printed Name: Anita M. Zagodnik
Title: President	Title: Senior VP

Gerstein Fisher - 10/2017

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Gerstein Fisher Funds FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at October 1, 2017
Annual Fee Based Upon Average Net Assets  for Fund Complex*
        ___ basis points on the first $___
        ___ basis points on the next $___
        ___ basis points on the balance
Minimum annual fee:   $___ for Fund Complex**
▪ Additional fee of $___ for each additional class
▪ Additional fee of $___ per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily performance reporting
▪ Advisor Information Source Web portal
▪ USBFS Legal Administration (e.g., registration statement update)

Chief Compliance Officer Annual Fees
▪ $___ per fund (subject to change based on Board review and approval)
▪ $___ distributor fee (if using an external distributor)

Miscellaneous Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services

Services added after the date of this amendment will be at the then current standard USBFS fee schedule rates.

Additional Fund Legal Services
▪ Subsequent new fund launch - $___ per fund
▪ Subsequent new share class launch - $___ per project

*Subject to annual CPI increase, Milwaukee USA.

**The Fund Complex minimum annual fee will increase by $64,000 for each additional fund and will decrease by $___ for each liquidated fund.

Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

By:  People’s Securities, Inc.

Name: /s/ Gregg Fisher

Title: _____________________________________ Date:    10/19/17

Gerstein Fisher - 10/2017

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at October 1, 2017

Out-Of-Pocket Expenses
▪ Pricing Services
− $___ Domestic and Canadian Equities/Options
− $___ Corp/Gov/Agency Bonds/International Equities/Futures
− $___ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
− $___ /Fund per Day - Bank Loans
− $___ /Fund per Day - Credit Default Swaps
− $___ /Fund per Day - Basic Interest Rate Swaps
− $___ /Fund per Month - Mutual Fund Pricing
− $___ /Foreign Equity Security per Month for Corporate Action Service
− $___ /Month Manual Security Pricing (>10/day)
▪ Factor Services (BondBuyer)
− $___ /CMO/Month
− $___ /Mortgage Backed/Month
− $___ /Month Minimum/Fund Group
▪ Fair Value Services (FT Interactive)
− $___ on the First 100 Securities/Day
− $___ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.

Gerstein Fisher - 10/2017